Calculation of Filing Fee Tables
S-8
Stellantis N.V.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common Stock, par value EUR 0.01 per share	Other	15,000,000	$ 5.735	$ 86,025,000.00	0.0001381	$ 11,880.05
Total Offering Amounts:						$ 86,025,000.00		$ 11,880.05
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 11,880.05
Offering Note
[1]	1. Pursuant to Rule 416(a) under the Securities Act, this Registration Statement covers any additional securities as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. 2. Pursuant to Rule 457(c) and (h) under the Securities Act, the proposed maximum offering price per share was determined based on the average of the high and low prices of Common Stock reported by the New York Stock Exchange on July 30, 2026, which date is within five business days prior to filing this Registration Statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources